Confidential Treatment Requested by Pac-West Telecomm, Inc.
Exhibit 10.1

PAC-WEST TELECOMM, INC.
PAC-WEST TELECOM OF VIRGINIA, INC.
PWT SERVICES, INC.
PWT OF NEW YORK, INC.

LOAN AND SECURITY AGREEMENT

Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
     This LOAN AND SECURITY AGREEMENT is entered into as of November 9, 2005, by and between COMERICA BANK (“Bank”) and PAC-WEST TELECOMM, INC., PAC-WEST TELECOM OF VIRGINIA, INC., PWT SERVICES, INC., and PWT OF NEW YORK, INC. (each a “Borrower” and collectively, “Borrowers”).
RECITALS
     Borrowers wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.
AGREEMENT
     The parties agree as follows:
     1. DEFINITIONS AND CONSTRUCTION.
          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:
               “Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services (including, without limitation, amounts owed to a Borrower pursuant to intercarrier and interconnection arrangements) by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and each Borrower’s Books relating to any of the foregoing.
               “Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.
               “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.
               “Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
               “Borrower State” means (a) California, the state under whose laws Parent is organized and, if Parent is converted, merged or consolidated into a Permitted Successor Corporation, Delaware, the state under whose laws the Permitted Successor Corporation shall be organized; (b) Delaware, the state under whose laws Borrowers PWT of New York, Inc. and PWT Services, Inc. are organized; and (c) Virginia, the state under whose laws Pac-West Telecom of Virginia, Inc. is organized.
               “Borrower’s Books” means all of a Borrower’s books and records including: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
               “Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Parent.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.
               “Capital Expenditures” means current period cash expenditures that are amortized over a period of time in accordance with GAAP.
               “Cash” means unrestricted cash and cash equivalents.
               “Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction.
               “Chief Executive Office State” means California, where Borrowers’ chief executive office is located.
               “Closing Date” means the date of this Agreement.
               “Code” means the California Uniform Commercial Code, as amended or supplemented from time to time.
               “Collateral” means the property described on Exhibit A attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit A; except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; provided that in no case shall the definition of “Collateral” exclude any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment.
               “Collateral State” means the state or states where the Collateral currently is located, which are Arizona, California, Nevada, Oregon, and Washington, and every other state or states where the Collateral may be located in the future pursuant to Section 7.10.
               “Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.
               “Consolidated Total Interest Expense” means with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.
               “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
commodity prices; provided, however, that the term “Contingent Obligation” shall not include (a) any direct or indirect liability for obligations (including representations and warranties) arising under contracts entered into in the ordinary course of a Borrower’s business, (b) endorsements for collection or deposit in the ordinary course of business, or (c) obligations arising under the TSA. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
               “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.
               “Credit Extension” means each Advance, Term Loan, or any other extension of credit by Bank to or for the benefit of Borrowers hereunder.
               “Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrowers and their Subsidiaries, as at such date, but specifically excluding any cash-secured Obligations.
               “Debt Service Coverage Ratio” means, as of any date of determination, a ratio of (a) the preceding three (3) months annualized EBITDA, to (b) the sum of (i) annualized interest expense, (ii) the amount of principal repaid or scheduled to be repaid on term debt and capitalized leases, (iii) non-financial Capital Expenditures, plus (iv) taxes.
               “Deferred Revenue” means all amounts received in advance of performance under contracts and not yet recognized as revenue.
               “EBITDA” means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrowers and their Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrowers’ Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expense associated with granting stock options, and minus, to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits but specifically excluding from the phrase “extraordinary and non-recurring revenue and gains” revenue and expense settlements with Borrowers’ customers and other telecomm carrier(s), and expense reimbursements arising under the TSA; each, occurring in the ordinary course of Borrowers business) for such period, all as determined in accordance with GAAP.
               “Effective Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of the shareholder’s equity, partnership interest or limited liability company interest of Borrowers and their Subsidiaries minus goodwill and other intangible assets, plus Subordinated Debt; all as determined in accordance with GAAP.
               “Eligible Accounts” means those net trade Accounts receivable that arise in the ordinary course of Borrowers’ business that comply with all of Borrowers’ representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility prospectively by giving Parent thirty (30) days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:
               (a) Accounts that the account debtor has failed to pay in full within ninety (90) days of invoice date; and
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               (b) Accounts with respect to which a Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower.
               “Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.
               “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.
               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
               “Event of Default” has the meaning assigned in Article 8.
               “GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.
               “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.
               “Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
               “Intellectual Property Collateral” means all of a Borrower’s right, title, and interest in and to the following:
               (a) Copyrights, Trademarks and Patents;
               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
               (c) Any and all design rights which may be available to a Borrower now or hereafter existing, created, acquired or held;
               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
               “Inventory” means all present and future inventory in which a Borrower has any interest.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               “Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest other securities) any Person, or any loan, advance or capital contribution to any Person.
               “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
               “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
               “Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.
               “Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole, (ii) the ability of Borrowers to repay the Obligations or otherwise perform their obligations under the Loan Documents, (iii) Borrowers’ interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.
               “Negotiable Collateral” means all of a Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and such Borrower’s Books relating to any of the foregoing.
               “New Equity” means cash proceeds received after the Closing Date from the sale or issuance of Parent’s equity securities.
               “Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by a Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise.
               “Parent” means Borrower PAC-WEST TELECOMM, INC., a California corporation.
               “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
               “Periodic Payments” means all installments or similar recurring payments that a Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between a Borrower and Bank.
               “Permitted Indebtedness” means:
               (a) Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;
               (b) Indebtedness permitted under subsection (e) of the defined term “Permitted Investment;”
               (c) Indebtedness existing on the Closing Date and disclosed in the Schedule;
               (d) Indebtedness not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate in any fiscal year of Borrowers, secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               (e) Subordinated Debt;
               (f) Indebtedness to trade creditors incurred in the ordinary course of business; and
               (g) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrowers or their Subsidiaries, as the case may be.
               “Permitted Investment” means:
               (a) Investments existing on the Closing Date disclosed in the Schedule;
               (b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, (iv) Bank’s money market accounts, and (v) Corporate bonds, including Eurodollar issues of U.S. corporations, and U.S. denominated issues of foreign corporations, with a rating of A2 or better by Moody’s Investor Services or a rating of A or better by Standard and Poor’s Corporation, at the time of purchase;
               (c) Repurchases of stock from former employees or directors of Borrowers under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to a Borrower regardless of whether an Event of Default exists;
               (d) Investments accepted in connection with Permitted Transfers;
               (e) Investments of one Borrower in or to other Borrowers;
               (f) Investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plan agreements approved by such Borrower’s Board of Directors;
               (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Borrower’s business;
               (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of a Borrower in any Subsidiary; and
               (i) Joint ventures or strategic alliances in the ordinary course of a Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrowers do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.
               “Permitted Liens” means the following:
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               (a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;
               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrowers maintain adequate reserves, provided the same have no priority over any of Bank’s security interests;
               (c) Liens not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate (i) upon or in any Equipment acquired or held by a Borrower or any of their Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;
               (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrowers’ business not interfering in any material respect with the business of Borrowers and their Subsidiaries taken as a whole;
               (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;
               (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9;
               (g) Inchoate Liens arising in the ordinary course of Borrowers’ business and securing obligations which are not delinquent; and
               (h) Liens in favor of other financial institutions arising in connection with Borrowers’ deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts.
               “Permitted Successor Corporation” means any Delaware corporation into which Borrower is converted, merged or consolidated (it being understood that Parent may create a Delaware corporation into which Parent is merged, with such corporation surviving such merger and Parent merging out of existence), so long as:
               (a) Parent shall request Bank’s prior written consent to such conversion, merger or consolidation at least thirty (30) days prior thereto, which consent shall not be unreasonably withheld or delayed;
               (b) Such surviving corporation shall be a corporation organized and existing under the laws of the state of Delaware, shall expressly assume all of Parent’s Obligations and shall expressly affirm all of Parent’s Representations and Warranties made herein, as if such surviving corporation were the “Parent” for all purposes;
               (b) Parent shall cause such surviving corporation to authorize Bank to file, prior to the effective date of any such conversion, merger or consolidation, such financing statements, continuation statements, or amendments as Bank deems necessary or advisable to perfect and maintain the perfection of Bank’s security interest in the Collateral;
               (c) Such conversion, merger or consolidation shall contemplate the transfer to the surviving corporation of all of Parent’s right, title and interest in and to all of Parent’s assets, and Parent and such surviving corporation shall provide evidence of such transfer satisfactory to Bank;
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               (d) No Event of Default exists before or would result after giving effect to such conversion, merger or consolidation;
               (e) No Change of Control, and no change in executive management of Parent, has occurred as a result of such conversion, merger or consolidation;
               (f) Immediately after giving effect to such conversion, merger or consolidation, Parent and the surviving corporation shall have delivered to Bank a certificate signed by a Responsible Officer of each stating that such conversion, merger or consolidation complies with the requirements for a Permitted Successor Corporation and that all conditions precedent herein provided for relating to such conversion, merger or consolidation have been satisfied; and
               (g) On or prior to the closing of any such conversion, merger or consolidation, such conversion, merger or consolidation shall have been approved by the Board of Directors of Parent and the surviving corporation.
               “Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrowers or any Subsidiary of:
               (a) Inventory in the ordinary course of business;
               (b) (i) any assets of a Borrower to another Borrower; and (ii) all, but not less than all, assets of Parent to a Permitted Successor Corporation (but only in connection with the conversion, merger or consolidation of Parent into or with such Permitted Successor Corporation;
               (c) licenses and similar arrangements for the use of the property of Borrowers or their Subsidiaries in the ordinary course of business;
               (d) worn-out or obsolete Equipment not financed with the proceeds of Advances; or
               (e) other assets of Borrowers or their Subsidiaries that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year.
               “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
               “Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.
               “Regulatory Agency” means the Public Utilities Commission, or comparable state agency, in a particular jurisdiction.
               “Regulatory Approval” means approval, where required, by the Regulatory Agencies, of the states in which the Borrowers operate, for the incurrence of the Indebtedness evidenced by this Agreement and/or the encumbrance of the Collateral, including but not limited to the respective Regulatory Certificates.
               “Regulatory Certificates” means the “certificates of convenience” (or comparable approval irrespective of its form) issued by the Regulatory Agencies, which permit the respective Borrowers to operate their business in the respective jurisdictions.
               “Responsible Officer” means each of the Chief Executive Officer and the Chief Financial Officer of Parent.
               “Revolving Line” means a Credit Extension of up to Five Million Dollars ($5,000,000).
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               “Revolving Maturity Date” means November 9, 2007.
               “Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.
               “Shares” means (i) sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by any Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by any Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.
               “SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.
               “Subordinated Debt” means any debt incurred by a Borrower that is subordinated in writing to the debt owing by Borrowers to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrowers and Bank), including but not limited to the Subordinated Notes.
               “Subordinated Notes” means those Series A and Series B Senior Notes issued by Parent in the aggregate principal amount of Thirty Six Million One Hundred Two Thousand Dollars ($36,102,000) bearing interest at the rate of thirteen and one half percent (13.50%), all due and payable February 1, 2009.
               “Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.
               “Term Loan” has the meaning set forth in Section 2.1(c).
               “Term Loan Maturity Date” means December 31, 2008.
               “Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrowers, including in any event, to the extent not already included, all Indebtedness.
               “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.
               “Tranche A” has the meaning assigned in Section 2.1(c)(i).
               “Tranche A Availability End Date” means June 9, 2006.
               “Tranche A Term Loan” or “Tranche A Term Loans” means any Term Loan(s) made under Tranche A.
               “Tranche B” has the meaning assigned in Section 2.1(c)(i).
               “Tranche B Availability End Date” means January 9, 2007.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               “Tranche B Term Loan” or “Tranche B Term Loan” means any Term Loan (s) made under Tranche B.
               “TSA” means that certain Transition Services Agreement dated December 17, 2004, by and between Parent and U.S. TelePacific Corp., a California corporation.
          1.2 Accounting Terms. Any accounting term not specifically defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.
     2. LOAN AND TERMS OF PAYMENT.
          2.1 Credit Extensions.
               (a) Promise to Pay. Borrowers promise to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.
               (b) Advances Under Revolving Line.
                    (i) Amount. Subject to and upon the terms and conditions of this Agreement, following an audit of the Collateral, the results of which shall be satisfactory to Bank, (1) Parent may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrowers may prepay any Advances without penalty or premium.
                    (ii) Form of Request. Whenever Parent desires an Advance, Parent will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Parent’s deposit account.
               (c) Term Loan.
                    (i) Subject to and upon the terms and conditions of this Agreement, Parent may request and Bank shall make one (1) or more term loans (each, a “Term Loan” and collectively, the “Term Loans”) in two (2) tranches, Tranche A and Tranche B, in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000), which amount shall be used to finance Capital Expenditures and acquisitions and/or to refinance a portion of the Subordinated Notes. Notwithstanding the foregoing, Term Loans shall not exceed (A) one hundred percent (100%) of the invoice amount of equipment approved by Bank from time to time, excluding software, taxes, shipping, warranty charges, freight discounts and installation expense (collectively, “Soft Costs”); (B) Four Million Five Hundred Thousand Dollars ($4,500,000) toward the invoice amount (or other substantiated cost) of aggregate Soft Costs; in the case of (A) and (B), above, which Borrowers shall, in any case, have purchased (or expended) since June 1, 2005; (C) Five Million Dollars ($5,000,000) toward the repurchase of the Subordinated Notes; and (D) Five Million Dollars ($5,000,000) in the aggregate at any time for strategic acquisitions.
                    (ii) Interest shall accrue from the date the first Term Loan is made at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Term Loans that are
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
outstanding under Tranche A on the Tranche A Availability End Date shall be payable in thirty one (31) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2006, and continuing on the same day of each month thereafter until paid in full. Any Term Loans that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, commencing on February 1, 2007, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts owing under this Section 2.1(c) shall be immediately due and payable. The Term Loans, once repaid, may not be reborrowed. Borrowers may prepay the Term Loans without penalty or premium.
                    (iii) When Parent desires to obtain a Term Loan, Parent shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Term Loan is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer.
          2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrowers shall immediately upon notice pay to Bank, in cash, the amount of such excess.
          2.3 Interest Rates, Payments, and Calculations.
               (a) Interest Rates.
                    (i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Eurodollar Addendum to Loan & Security Agreement attached as Annex I.
                    (ii) Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, as set forth in the Eurodollar Addendum to Loan & Security Agreement attached as Exhibit I.
               (b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.
               (c) Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of a Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Parent specifies, except that to the extent a Borrower uses the Advances to purchase Collateral, Borrowers’ repayment of the Advances shall apply on a “first-in-first-out” basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order such Borrower purchased the Collateral. After the
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
occurrence of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
          2.5 Fees. Borrowers shall pay to Bank the following:
               (a) Facility Fee. On the Closing Date and each anniversary thereof, a fee equal to $25,000 on account of the Revolving Line; and, on the Closing Date, a fee equal to $75,000 on account of the Term Loan (receipt of $50,000 of which hereby is acknowledged); each of which shall be nonrefundable; and
               (b) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses as and when they become due.
          2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.
     3. CONDITIONS OF LOANS.
          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Agreement;
               (b) an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
               (c) UCC National Form Financing Statement for each Borrower;
               (d) an intellectual property security agreement from each Borrower;
               (e) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;
               (f) the certificate(s) for the Shares, together with Assignment(s) Separate from Certificate, duly executed by in blank;
               (g) securities and/or deposit account control agreements with respect to any accounts permitted hereunder to be maintained outside Bank;
               (h) approval from the Regulatory Agencies of each of the District of Columbia, New York and Pennsylvania of the incurrence of the Indebtedness evidenced by this Agreement by the respective Borrowers, and approval from the Regulatory Agency for New York of the encumbrance of the Regulatory Certificate(s) issued any Borrower by such agency;
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
               (i) agreement to provide insurance;
               (j) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;
               (k) current financial statements, including audited statements for Parent’s most recently ended fiscal year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;
               (l) current Compliance Certificate in accordance with Section 6.2;
               (m) appraisal of Borrowers’ unencumbered Equipment reflecting a forced sale value thereof of at least Eight Million Dollars ($8,000,000); and
               (n) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:
               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and
               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.
     4. CREATION OF SECURITY INTEREST.
          4.1 Grant of Security Interest. Subject to Regulatory Approval, where required, each Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by such Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.
          4.2 Perfection of Security Interest. Each Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of such Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrowers, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Each Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Each Borrower shall have possession of the tangible Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession of non-tangible Collateral in addition to the filing of a financing statement. Where Collateral is in possession of a third
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
party bailee, each Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. No Borrower will create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Each Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; each Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by a Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.
          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrowers’ usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect each Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrowers’ financial condition or the amount, condition of, or any other matter relating to, the Collateral.
          4.4 Pledge of Collateral. Subject to Regulatory Approval, where required, each Borrower hereby pledges, assigns and grants to Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, or as soon thereafter as Regulatory Approval is obtained, where required, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by the appropriate Borrower. To the extent required by the terms and conditions governing the Shares, the appropriate Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.
     5. REPRESENTATIONS AND WARRANTIES.
          Each Borrower represents and warrants as follows:
          5.1 Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.
          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default could not reasonably be expected to cause a Material Adverse Effect.
          5.3 Collateral. Subject to Section 6.11, Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.
          5.4 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses (and with respect to Parent, other rights under the TSA), granted by Borrower to its customers (or other third parties, in the case of the TSA), or any other alliance or business relationship with regards to the development and marketing of products; each in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule and except for “shrink-wrap” and other “off-the-shelf” software, Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.
          5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.
          5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.
          5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
          5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.
          5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, or have been granted an extension to file, and have paid, or have made
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.
          5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
          5.11 Government Consents. Subject to Section 6.11, Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.
          5.12 Inbound Licenses. Except as disclosed on the Schedule and except for “shrink-wrap” and other “off-the-shelf” software, Borrower is not a party to, nor is bound by, any license to which Borrower is a licensee or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property where such prohibition and/or restriction could reasonably be expected to have a Material Adverse Effect.
          5.13 Shares. Subject to Section 3.1(h) and Section 6.11, Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.
          5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
     6. AFFIRMATIVE COVENANTS.
          Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Borrower shall do all of the following:
          6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the respective states of organization, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
          6.2 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) within five (5) days of filing, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (v) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vi) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time, including Borrower’s annual projections within thirty (30) days prior to Borrower’s fiscal year end; and (vii) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.
               (a) Within thirty days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable.
               (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements, a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.
               (c) As soon as possible and in any event within five (5) calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.
               (d) Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.
     Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.
          6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances of Inventory, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries of Inventory and of all disputes and claims involving Inventory in an amount more than One Hundred Thousand Dollars ($100,000).
          6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof;
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
          6.5 Insurance.
               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks (excluding earthquake and flood), and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.
               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.
          6.6 Accounts. Borrower shall maintain at least eighty percent (80%) of its Cash in depository, operating and/or investment accounts with Bank or Bank’s Affiliates subject to a control agreement in form and content reasonably acceptable to Bank. Borrower’s Cash maintained outside Bank or Bank’s Affiliates shall be subject to control agreements in form and content reasonably acceptable to Bank.
          6.7 Financial Covenants. Borrowers, on a consolidated basis, shall at all times maintain the following financial ratios and covenants:
               (a) Adjusted Quick Ratio. A ratio of Cash plus Eligible Accounts to Current Liabilities plus (to the extent not already included therein) all Indebtedness to Bank less Deferred Revenue of at least (i) .80 to 1.00 from the Closing Date through December 30, 2006; and (ii) .90 to 1.00 thereafter; measured monthly.
               (b) Minimum Cash. A balance of Cash at Bank at all times of not less Fifteen Million Dollars ($15,000,000). Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, Borrower shall maintain a balance of Cash at Bank of not less than (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) from December 31, 2006 through June 29, 2007; and (ii) Ten Million Dollars ($10,000,000) thereafter.
               (c) Debt Service Coverage Ratio. A Debt Service Coverage Ratio of at least (i) 1.00 to 1.00 from the earlier of (x) Borrower’s Cash at Bank falling below Twenty Million Dollars ($20,000,000) or (y) September 30, 2006; through June 29, 2007; and (ii) 1.25 to 1.00 thereafter; measured monthly.
               (d) Total Liabilities to Effective Tangible Net Worth. A ratio of Total Liabilities to Effective Tangible Net Worth of not more than 1.00 to 1.00, measured monthly.
          6.8 Intellectual Property Rights.
               (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.
               (b) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.
               (c) Borrower shall (i) give Bank not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.
               (d) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral.
               (e) Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.
               (f) Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.
          6.9 Consent of Inbound Licensors. Not less than fifteen (15) days prior to entering into or becoming bound by any license or agreement to which Borrower is (or is contemplated to be) a party, other than interconnection agreements, the failure, breach or termination of which could reasonably be expected to have a Material Adverse Effect, Parent shall: (i) provide written notice to Bank of such license or agreement, including the name of the non-Borrower party to the license or agreement; the term of such license or agreement; and the estimated dollar value to the Borrower of such license or agreement; and (ii) in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.
          6.10 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause such Subsidiary to become a co-Borrower hereunder, and Borrower shall grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of such Subsidiary.
          6.11 Regulatory Approval. Except as set forth in Section 3.1(h), within sixty (60) days of the Closing Date (or such additional period as Bank may consent to in writing, not to be unreasonably withheld or delayed) with respect to all applicable states (the “Relevant States”) other than New Jersey and Louisiana (the
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
“Delayed States”), Borrowers shall use their best, commercially reasonably efforts to receive approval from the Regulatory Agencies of the Relevant States for the incurrence of the Indebtedness evidenced by this Agreement by the respective Borrowers, where such approval is required by such Regulatory Agencies, and where permitted the encumbrance of the Regulatory Certificates issued any Borrower by each such agency, and the other Collateral located in such states, where approval of such encumbrance is so required. Within six (6) months of the Closing Date (or such additional period as Bank may consent to writing, not to be unreasonably withheld or delayed) with respect to the Delayed States, Borrowers shall receive approval from the Regulatory Agencies of the Delayed States for the incurrence of the Indebtedness evidenced by this Agreement by the respective Borrowers, where such approval is required by such Regulatory Agencies, and the encumbrance of the Regulatory Certificates issued any Borrower by each such agency, and the other Collateral located in such states, where approval of such encumbrance is so required.
          6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
     7. NEGATIVE COVENANTS.
          Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, such Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:
          7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.
          7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without prompt written notification to Bank thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; suffer or permit a Change in Control.
          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than (x) mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower, and (y) the conversion, merger or consolidation of Borrower with or into a Permitted Successor Corporation), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed Five Million Dollars ($5,000,000) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity.
          7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank and except as permitted under Section 7.9 hereof.
          7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts (except in connection with the conversion, merger or consolidation of Borrower with or into a Permitted Successor Corporation), or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists, and (iii) redeem the Subordinated Notes in an aggregate amount not to exceed (x) Five Million Dollars ($5,000,000) from other than the proceeds of New Equity, plus (y) an amount equal to the net proceeds of New Equity, from the proceeds of such New Equity; in each case provided no Event of Default has occurred, is continuing or would exist after giving effect to such redemption.
          7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.
          7.8 Transactions with Affiliates. Except as otherwise expressly permitted hereunder, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent. Notwithstanding the foregoing, Parent may repurchase the Subordinated Notes with the proceeds of the Term Loan and New Equity in accordance with the terms and conditions of this Agreement.
          7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, and except as set forth in the Schedule, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank at least ten (10) days prior written notice and as to which Bank takes action, where needed, to perfect or continue the perfection of its security interest.
          7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.
          7.12 Capital Expenditures. Notwithstanding any other provision in this Agreement, incur Capital Expenditures in excess of (i) Sixteen Million Five Hundred Thousand Dollars ($16,500,000) for fiscal year 2005; (ii) Fifteen Million Five Hundred Thousand Dollars ($15,500,000) for fiscal year 2006; and (iii) Ten Million Dollars ($10,000,000) for fiscal year 2007; in each case, in the aggregate in the respective fiscal year of Borrowers.
     8. EVENTS OF DEFAULT.
          Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
          8.1 Payment Default. If a Borrower fails to pay any of the Obligations when due;
          8.2 Covenant Default.
               (a) If a Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or
               (b) If a Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after a Borrower receives notice thereof or any officer of a Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;
          8.3 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in such SOS Report;
          8.4 Material Adverse Effect. If there occurs any circumstance or circumstances that could have a Material Adverse Effect;
          8.5 Attachment. If any material portion of a Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after such Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be made during such cure period);
          8.6 Insolvency. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);
          8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;
          8.8 Subordinated Debt. If a Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed hereunder or under any subordination agreement entered into with Bank;
          8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
          8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.
     9. BANK’S RIGHTS AND REMEDIES.
          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:
               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);
               (b) Demand that Borrowers (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrowers shall promptly deposit and pay such amounts;
               (c) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between a Borrower and Bank;
               (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;
               (e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower’s owned premises, each Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;
               (f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by Bank;
               (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, each Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;
               (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers’ premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;
               (i) Bank may credit bid and purchase at any public sale;
               (j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of a Borrower, any guarantor or any other Person liable for any of the Obligations; and
               (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.
Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
Notwithstanding anything to the contrary contained in this Agreement, (i) Bank shall not take any action hereunder that would constitute or result in any transfer of control of the certificates of authority without obtaining all necessary approvals of the FCC and all other Regulatory Agencies, and (ii) Bank shall not foreclose on, sell, transfer or otherwise dispose of, or exercise any right to control the certificates of authority or other regulated assets as provided herein or take any other action that would affect the operational, voting, or other control of the Borrowers, unless such action is taken in accordance with the provisions of the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all other applicable laws.
          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as such Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse such Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign such Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to such Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between such Borrower and Bank without first obtaining such Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by such Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which such Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of such Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.
          9.3 Accounts Collection. At any time after the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
          9.4 Bank Expenses. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Parent: (a) make payment of the same or any part thereof; (b) set up such
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
          9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.
          9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrowers. Each Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.
          9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on a Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower expressly agrees that this Section may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.
          9.8 Demand; Protest. Except as otherwise provided in this Agreement, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.
     10. NOTICES.
          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Parent or to Bank, as the case may be, at its addresses set forth below:

If to a Borrower:	PAC-WEST TELECOMM, INC.
1776 W. March Lane, Ste. 250
Stockton, CA 95207
Attn: Chief Financial Officer
FAX: (209) 926-4444

If to Bank:	Comerica Bank
75 E. Trimble Road, M/C 4770
San Jose, CA 95131
Attn: Manager
FAX: (408) 556-5091

with a copy to:	Comerica Bank
Five Palo Alto Square, Suite 800
Palo Alto, CA 94306
Attn: Rod J. Werner, Vice President
FAX: (650) 213-1710
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrowers and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BANK AND BORROWERS EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.
     12. REFERENCE PROVISION.
          If and only if the jury trial waiver set forth in Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.
          12.1 Mechanics.
               (a) Other than (i) nonjudicial foreclosure of security interests in real or personal property, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the Bank and the undersigned (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under applicable law (the “Court”).
               (b) The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP §170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.
               (c) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644, except as provided in Section 12.3.
               (d) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
          12.2 Procedures. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
          12.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.
          12.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
          12.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS.
     13. CO-BORROWERS.
          13.1 Co-Borrowers. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms (delivered by a Responsible Officer), Borrowing Base Certificates and Compliance Certificates. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers. Each
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.
          13.2 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
          13.3 Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.
          13.4 Subrogation Defenses. Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.
          13.5 Right to Settle, Release.
               13.5.1 The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.
               13.5.2 Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v)
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.
          13.6 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.
     14. GENERAL PROVISIONS.
          14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all Persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by a Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to a Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.
          14.2 Indemnification. Each Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and a Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.
          14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
          14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          14.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.
          14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
          14.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to a Borrower. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
          14.8 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with a Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Parent, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
examination, audit or similar investigation of Bank and (v) as Bank may reasonably determine to be necessary in connection with the enforcement of any remedies hereunder (except as may be required to be maintained in confidence pursuant to SEC rule or other legal requirement binding upon Bank). Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.
[Balance of Page Intentionally Left Blank]
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PAC-WEST TELECOMM, INC.

By:	/s/ Ravi Brar

Title:	Chief Financial Officer

PAC-WEST TELECOM OF VIRGINIA, INC.

By:	/s/ Ravi Brar

Title:	C.E.O. & President

PWT SERVICES, INC.

By:	/s/ Ravi Brar

Title:	C.E.O. & President

PWT OF NEW YORK, INC.

By:	/s/ Ravi Brar

Title:	C.E.O. & President

COMERICA BANK

By:	/s/ Rod Werner

Title:	S.V.P.

[Signature Page to Loan and Security Agreement]
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PAC-WEST TELECOMM, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PAC-WEST TELECOM OF VIRGINIA, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
               (f) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
               (g) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
               (h) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
               (i) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
               (j) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PWT SERVICES, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
               (k) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
               (l) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
               (m) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
               (n) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
               (o) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PWT OF NEW YORK, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
               (p) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
               (q) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
               (r) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
               (s) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
               (t) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
EXHIBIT B
TECHNOLOGY & LIFE SCIENCES DIVISION
LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS [3:00* P.M., Pacific Time/ 3:30 P.M. Eastern Time]
FORMULA BASED LINES: DEADLINE FOR NEXT DAY PROCESSING IS [3:00* P.M., Pacific Time/ 3:30 P.M. Eastern Time]
DEADLINE FOR EQUIPMENT ADVANCES IS [3:00 P.M., Pacific Time/ 3:30 P.M. Eastern Time ]**
DEADLINE FOR WIRE TRANSFERS IS [1:30 P.M., Pacific Time/ 3:30 P.M. Eastern Time]
[*At month end and the day before a holiday, the cut off time is 1:30 P.M., Pacific Time]
**Subject to 3 day advance notice.

To: Loan Analysis		DATE: TIME:
FAX #: (650) 846-6840

FROM:	PAC-WEST TELECOMM, INC., on	TELEPHONE REQUEST (For Bank Use Only):
behalf of all Borrowers
FROM:		The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
Authorized Signer’s Name

FROM:
	Authorized Signer’s Name	Authorized Request & Phone #

PHONE #:
Received by (Bank) & Phone #
FROM ACCOUNT#:
(please include Note number, if applicable)
TO ACCOUNT #:		Authorized Signature (Bank)
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$	Time:
Comp. Status: YES NO
OTHER INSTRUCTIONS:		Status Date:

Time:

Approval:

All representations and warranties of Borrowers stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrowers have paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.
*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE      YES      NO
If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account	$
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower:	PAC-WEST TELECOMM, INC.	Lender: Comerica Bank
on behalf of all Borrowers

Commitment Amount: $5,000,000

NET TRADE ACCOUNTS RECEIVABLE
1. Net Trade Accounts Receivable Book Value as of ___		$
2. Additions (please explain on reverse)		$
3. TOTAL NET TRADE ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$
5. Contra Accounts	$
6. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
7. Eligible Accounts (#3 minus #6)		$
8. LOAN VALUE OF ACCOUNTS (80% of #7)		$

BALANCES
9. Maximum Loan Amount		$5,000,000
10. Total Funds Available [Lesser of #9 or #8]		$
11. Present balance owing on Line of Credit		$
12. Outstanding under Sublimits (e.g., Letters of Credit)		$
13. RESERVE POSITION (#10 minus #11 and #12)		$
The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.
PAC-WEST TELECOMM, INC.
for itself and on behalf of all Borrowers
By:
          Authorized Signer
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	PAC-WEST TELECOMM, INC., for itself and on behalf of all Borrowers
     The undersigned authorized officer of PAC-WEST TELECOMM, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Borrowers are in complete compliance for the period ending                                          with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No
10K and 10Q	Within 5 days of filing	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 20 days when Advances exceed Non-Formula Portion; otherwise, 30 days	Yes Yes	No No
Compliance Cert.	Monthly within 30 days	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
IP Report	Quarterly within 30 days	Yes	No
Projections	Annual within 30 days prior to FYE	Yes	No
Total amount of Borrower’s cash and investments	Amount: $
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $ ; % of total Cash	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain at all Time; Measured on a Monthly Basis:
Minimum Adjusted Quick Ratio	0.80:1.00[1]	:1.00	Yes	No
Minimum Cash at Bank	$15,000,000; [2] 80%	$ ; %	Yes	No
Minimum Debt Service Coverage Ratio	1.00:1.00[3]	:1.00	Yes	No
Maximum Debt-TNW	1.00:1.00	:1.00	Yes	No

[1]	through 12/30/05; then .90:1.00.

[2]	through 12/30/06; then, as long as no Event of Default, (i) $12,500,000 thru 6/29/07; and (ii) $10,000,000 thereafter.

[3]	upon the earlier of (i) Cash at Bank below $20,000,000 and (ii) through 6/29/07; then 1.25:1.00.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:

AUTHORIZED SIGNER
Sincerely, PAC-WEST TELECOMM, INC., for itself and on behalf of all Borrowers	Date:

Verified:

SIGNATURE		AUTHORIZED SIGNER
Date:

TITLE
Compliance Status Yes No

DATE
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
SCHEDULE OF EXCEPTIONS
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
PERMITTED INDEBTEDNESS (Section 1.1)
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
1.	Merrill Lynch Capital — Term Loan and Security Agreement dated May 21, 2004 for the loan amount of $2,400,887.18. Balance at September 30, 2005 - $1,410,758.68.

2.	Merrill Lynch Capital — Term Loan and Security Agreement dated May 27, 2005 for the loan amount of $1,949,090.94. Balance at September 30, 2005 - $1,758,081.93.

3.	Merrill Lynch Capital — Term Loan and Security Agreement dated July 2, 2004 for the loan amount of $2,996,445.82. Balance at September 30, 2005 - $1,922,968.59.

4.	Indenture, dated as of January 29, 1999, relating to the 13.5% Series A and B Senior Notes due 2009 combined with the First Supplemental Indenture dated as of November 25, 2003. Balance at September 30, 2005 — $36,102,000.00.

5.	Chase Automotive Finance via Lexus of Pleasanton for the purchase of a Lexus LX 470 2003 VIN#JTJHTOOW833527914 for the amount of $48,775.48 dated January 24, 2003. Balance at September 30, 2005 - $25,147.51.

6.	Software/Services Payment Reimbursement Agreement No.4575 SA001-0 dated April 27, 2004, by Cisco Systems Capital Corporation, a Nevada corporation for the amount of $1,624,163.91. Balance at September 30, 2005 -$857,136.49.

7.	Schedule No 015-000 dated as of March 12, 2004 with Cisco Systems Capital Corporation which supplemented the Master Agreement to Lease Equipment No. 3332. Balance at September 30, 2005 — $726,055.31.

8.	Amendment 1 to Schedule No 015-000 dated as of December 8, 2004 with Cisco Systems Capital Corporation which supplemented the Master Agreement to Lease Equipment No. 3332. Balance at September 30, 2005 - $5,248.46

9.	Schedule No 015-010 dated as of April 2, 2004 with Cisco Systems Capital Corporation which supplemented the Master Agreement to Lease Equipment No. 3332. Balance at September 30, 2005 — $34,126.83
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
PERMITTED INVESTMENTS (Section 1.1)
Any investment by a Borrower in another Borrower

Investment by Pac-West Telecomm, Inc. in the following inactive California shell corporations:
U.S. Net Solutions, Inc.
Installnet, Inc.
See Following Spreadsheet
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
PERMITTED INVESTMENTS
Schedule 1.1 (a)
September 30, 2005

		Security Type			Minimum Credit
		Concentration Limit	Maximum Maturity Days		Rating
Security	Market Value	Percent Assets	Original Holding Period	Days to Maturity	Current Credit Rating

Money Market Funds		No Limit	N/A	N/A	N/A

FEDERATED PRIME VALUE OBLIGATIONS INSTL (60934N9A4)	$551,668	5.22%	Overnight	Overnight	/

U.S. Agency — Discount Notes		40%	1095 Days	1095 Days	A-1+/P-1

FREDDIE MAC (Due 10/11/05 — 313397MVO)	$524,580	4.97%	25	11	A-1+/P-1
FREDDIE MAC (Due 10/18/05 — 313397NC1)	$174,738	1.65%	29	18	A-1+/P-1

Corporate Debentures/Bonds		50%	1095 Days	1095 Days	BBB/Baa2

BANK ONE CORP (Due 02/01/06 — 06423AAM5)	$1,108,217	10.49%*	664	124	A+/Aa3
BEAR STEARNS CO INC (Due 03/30/06 — 073902CB2)	$795,016	7.53%*	717	181	A/A1
CIT GROUP INC GLOBAL SR NT (Due 02/21/06 — 125577AN6)	$1,099,802	10.41%*	684	144	A/A2
CITIGROUP INC (Due 12/01/05 — 172967BA8)	$1,104,455	10.46%*	598	62	AA-/Aa1
DONALDSON LUFKIN JENRETT (Due 11/01/05 — 257661 AA6)	$1,202,388	11.38%*	567	32	A+/Aa3
HELLER FINANCIAL INC (Due 03/15/06 — 423328BS1)	$1,110,120	10.51%*	702	166	AAA/Aaa
HOUSEHOLD FINANCE CORP (Due 02/21/06 — 44181KQ80)	$1,096,458	10.38%*	684	144	A/A1
JP MORGAN CHASE & CO (Due 01/15/06 — 46625HAEO)	$703,836	6.66%*	643	107	A/A1
MERRILL LYNCH & CO (Due 03/10/06 — 59018YQN4)	$1,091,794	10.34%*	695	161	A+/Aa3

Maximum Weighted Average Maturity	N/A
Current Weighted Average Maturity	109 Days
In Compliance? Yes or No	Yes

Issuer Limit	5%
Current Maximum Issuer	17.15% — JPMorgan Chase & Co*
In Compliance? Yes or No	Yes
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
PERMITTED LIENS (Section 1.1)
All such liens existing in connection with Permitted Indebtedness disclosed on the Permitted Indebtedness Schedule.
PRIOR NAMES (Section 5.5)
The company previously used the dba AmeriCall in connection with the offering of certain products.
From time to time the company has been referred to in writing or verbally with the following variations to its legal name:
Pac-West
Pac-West Telecomm
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
LITIGATION (Section 5.6)
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Krim vs Pac-West Telecomm, Inc., et al., Civil Action No. 01-CV-11217. On December 6, 2001, a complaint captioned was filed in United States District Court for the Southern District of New York against the Company, certain executive officers, and various underwriters in connection with our initial public offering. An amended complaint was filed on April 19, 2002. The plaintiffs allege that the Company and its officers failed to disclose alleged allocations of shares of the Company’s common stock in exchange for excessive brokerage commissions or agreements to purchase shares at higher prices in the aftermarket, in violation of Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934. Substantially similar actions have been filed concerning the initial public offerings for more than 300 different issuers, and the cases have been consolidated as In re Initial Public Offering Securities Litigation, 21 MC 92. The complaint against the Company seeks unspecified damages on behalf of a purported class of purchasers of its common stock. In October 2002, the executive officers of the Company were dismissed from the action without prejudice by agreement with the plaintiffs, which also resulted in tolling of the statute of limitations. The court dismissed the Section 10(b) claim against the Company in 2002.
On July 10, 2003, a committee of the Company’s board of directors conditionally approved a proposed settlement with the plaintiffs in this matter. The settlement would provide, among other things, a release of the Company and of the individual defendants for the conduct alleged in the action to be wrongful in the plaintiff’s complaint. The Company would agree to undertake other responsibilities under the settlement, including agreeing to assign away, not assert, or release certain potential claims the Company may have against its underwriters. Any direct financial impact of the proposed settlement is expected to be borne by the Company’s insurers who participated in the negotiation of the settlement together with insurers representing other issuers in the class action case and who have agreed to fund the settlement. The settlement is subject to a hearing on fairness and approval by the court overseeing the litigation. A hearing with respect to final approval of the settlement is in the process of being noticed for next spring. The court has signaled its preliminary intention to approve the terms of the settlement.
California Sales Tax Audit The State of California has assessed Pac-West for sales tax for the years ended 2001, 2002, 2003 and the first two quarters of 2004. Pac-West has appealed and is awaiting hearing date.
City of Los Angeles Utility Tax Audit The City of Los Angeles has assessed utility tax for the years ended 2001, 2002 and 2003. Pac-West is currently appealing the assessment.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Pac-West Telecomm, Inc.
Regulatory

Case # or Matter		Body/Court of
#	Docket #	Jurisdiction	Issue	Summary	Impact
D05-10-012		CPUC	AT&T Call Termination	AT&T local refused to pay Pac-West’s tariffed termination rate for local traffic. Pac-West filed a complaint with the California Public Utilities Commission (“CPUC”). CPUC Administrative Law Judge (“ALJ”) ruled in favor of Pac-West and ordered AT&T to pay $7.1 million within 30 days of effective date. AT&T and Pac-West both filed protests prior to effective date of the ALJ ruling requiring further Commission action.	[**]

FCC 05-33	CC01-92 CC96-98	FCC	FCC NPRM intercarrier compensation	FCC established this Notice of Proposed Rulemaking (“NPRM”) to achieve a uniform intercarrier compensation scheme to replace access charges, Universal Service Fund (“USF”), reciprocal compensation, etc. Intercarrier Compensation Forum (“ICF”) proposing bill and keep. National Association of Regulatory Utility Commissioners (“NARUC”) proposing intrastate rate. NPRM released 3/3/05. Comments filed 5/23/05 and Reply Comments filed 8/8/05.	[**]

WC04-36		FCC	FCC VoIP proceeding	FCC released Interim Order requiring Voice Over Internet Protocol (“VoIP”) providers to comply with 911 regulations. The dangers of this proceeding are (1) the deregulation of ILECs (2) asymmetrical intercarrier compensation that benefits the ILECs only.	[**]

04-16382	C03-03441CW	9th Circuit Court of California	Appeal of Point of Interconnection (“POI”) and Call Origination Charge (“COC”)	Pac-West and Verizon appealing District Court ruling upholding the CPUC’s arbitration order. Pac-West filed notice to appeal to the 9th Circuit Court challenging the CPUC’s imposition of Call Origination Charges (COC) if Pac-West fails to move its Point of Interconnection (POI) to each ILEC Tandem. Verizon challenging the CPUC’s interpretation that the prior Interconnection Agreement (“ICA”) required an amendment to effectuate Verizon’s implementation of the FCC ISP order. Opening briefs filed on 1/10/05. Final briefs filed 3/11/05.	[**]
Confidential and Proprietary Information of Pac-West Telecomm, Inc.
Subject to NDA
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
INBOUND LICENSES (Section 5.12)
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Stockton Office and Switch Site lease (4202 and 4210 Coronado) with Pilot Communications as Landlord contains prohibition on assignment, mortgage, hypothecation of interest in lease without written consent of Landlord.
All Oakland Switch Site leases (1624 Franklin Street) with Balco Properties as Landlord prohibit mortgage or hypothecation of interest in lease.
All Los Angeles Switch Site leases (624 S. Grand) with Carlyle One Wilshire as Landlord and Global Crossing Telecomm, as sub lessor prohibit mortgage or hypothecation of interest in lease.
Las Vegas Switch Site lease (302\304 E. Carson) prohibits assignment of Pac-West’s interest in the lease without written consent of the Landlord.
Phoenix Switch Site lease (3110 N. Central) prohibits assignment, hypothecation of interest or transfer of Pac-West’s interest in the lease without the written consent of Landlord.
Seattle (Tukwilla) Switch Site lease (12201 Tukwilla International Blvd.) requires Pac-West’s interest in the lease be kept free of liens and prohibits assignment, mortgage, pledge of Pac-West’s interest in the lease without the written consent of Landlord
Stockton Warehouse lease (4203 Coronado, Unit 3) with Coronado Partners as Landlord prohibits assignment of Pac-West’s interest in the lease without the written consent of Landlord.
Stockton Office and storage leases (4203 Coronado, Unit 4 and 4217 Coronado Units A, B, C, D & E) with Coronado Partners as Landlord prohibit assignment of Pac-West’s interest in the lease without the written consent of Landlord.
San Jose Equipment lease with MACANAN Investments as Landlord prohibits assignment, encumbering or transfer of Pac-West’s interest in the lease without the written consent of Landlord.
Sacramento Equipment Lease (770 L Street) with L Street Investment Group, Inc. as Landlord prohibits assignment, encumbering or other transfer of Pac-West’s interest in the lease without the written consent of Landlord.
Volo Communications, Inc. Master agreement dated March 9, 2005 prohibits assignment of Pac-West’s interest without written consent of Volo (Section 5.0).
Billsoft Inc. Software License Agreement dated October 2004 prohibits license nontransferable (Section 2 (C) and assignment of Pac-West’s interest without written consent of Billsoft (Section 7).
Daleen Technologies, Inc. Maintenance Agreement dated June 20, 2003 prohibits assignment of Pac-West’s interest without written consent of Daleen (Section 6.6).
Daleen Technologies, Inc. Software License agreement dated March 29, 1999 prohibits (except in case of merger) assignment of Pac West’s interest without written consent of Daleen (Section XIV).
AOL Network Services Agreement dated September 20, 2005 prohibits assignment of Pac West’s interest without written consent of AOL (Section 14.7).
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Level 3 Communications, LLC Reciprocal Master Voice Termination Services Agreement prohibits assignment of Pac-West’s interest without written consent of Level 3 (Section 6.2).
Quest Dial Access Services Agreement dated January 31, 2002 (as amended) prohibits assignment of Pac-West’s interest without written consent of Quest (Section 23).
United Online, Inc Service Provider Agreement dated January 1, 2003 prohibits assignment of Pac-West’s interest without written consent of United Online (Section 14.2).
Vonage Holding Corp. Master Services Agreement dated March 3, 2005 prohibits assignment of Pac-West’s interest without written consent of Vonage (Section 6.0).
All certificates of authority from governmental utility commissions.
AT&T Wireless (CMRS) Agreement for Transport and Termination of Traffic prohibits assignment of Pac-West’s interest without written consent of AT&T (Section 10.0).
Citizens (CA) Agreement for Local Wireline Network Interconnection prohibits assignment of Pac-West’s interest without written consent of Citizens (Section 17).
Cox Communications (AZ) Network Interconnection Agreement prohibits assignment of Pac-West’s interest without written consent of Cox (Section 24.7).
Cox Communications (CA) Network Interconnection Agreement prohibits assignment of Pac-West’s interest without written consent of Cox (Section 24.7).
Mpower (CA) Network Interconnection Agreement prohibits assignment of Pac-West’s interest without written consent of Mpower (Section 17.7).
Quest (AZ) Agreement for Local Wireline Network Interconnection and Service Resale prohibits assignment of Pac-West’s interest without written consent of Quest (Section 30).
Quest (CO) Interconnection, Unbundled Network Elements, Ancillary Services, and Resale of Telecommunications Services agreement prohibits assignment of Pac-West’s interest without written consent of Quest (Section HH).
Quest (OR) Interconnection Agreement prohibits assignment of Pac-West’s interest without written consent of Quest (Section HH).
Quest (UT) Interconnection, Unbundled Network Elements, Ancillary Services, and Resale of Telecommunication Services agreement prohibits assignment of Pac-West’s interest without written consent of Quest (Section 5.12).
Quest (WA) Local Interconnection Agreement prohibits assignment of Pac-West’s without written consent of Quest (Section (A) 3.12).
SBC/Nevada Bell (NV) Interconnection Agreement Sections 251 and 252 of the Telecommunications Act of 1996 prohibits assignment of Pac-West’s interest without written consent of SBC/Nevada Bell (Section 30.9).
SBC/Pacific Bell (CA) Interconnection Agreement Under Sections 251 and 252 of the Telecommunications Act of 1996 prohibits assignment of Pac-West’s interest without written consent of SBC/Pacific Bell (Pg. 3 Section 4).
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
SBC/Nevada Bell (NV) Interconnection Agreement Under Sections 251 and 252 of the Telecommunications Act of 1996 prohibits assignment of Pac-West’s interest without written consent of SBC/Nevada Bell (Section 30.9).
Sprint (NV) Master Interconnection, Collocation and Resale Agreement prohibits assignment of Pac-West’s interest without written consent of Sprint (Section 16).
Sprint Spectrum (CMRS) Agreement for Transport and Termination of Traffic prohibits assignment of Pac-West’s interest without written consent of Sprint (Section 8.0).
SureWest Telephone (CA) Agreement prohibits assignment of Pac-West’s interest without written consent of SureWest (Section 1.19.12).
Verizon (CA) Agreement prohibits assignment of Pac-West’s interest without written consent of Verizon (Section 5).
Verizon (OR) Interconnection, Resale and Unbundling Agreement prohibits assignment of Pac-West’s interest without written consent of Verizon (Section 4).
Verizon (NV) Interconnection Agreement between GTE California Incorporated and Pac-West Telecomm, Inc. prohibits assignment of Pac-West’s interest without written consent of Verizon (Section 4).
Verizon (WA) Interconnection, Resale and Unbundling Agreement prohibits assignment of Pac-West’s interest without written consent of Verizon (Section 4).
Active Networks Software License Agreement dated July 1, 2004 prohibits assignment, liens, and encumbrances of Pac-West’s interest without written consent of Active Networks (5.1).
Alcatel Services Agreement dated July 29, 2004 prohibits assignment of Pac-West’s interest without written consent of Alcatel (14.1).
Cisco Systems Resale Master Services Agreement dated prohibits assignment of Pac- West’s interest without written consent Cisco (Section 4.4.3).
Cyberlog Services, Inc. Cyberlog Maintenance Agreement prohibits assignment of Pac- West’s interest without written consent of Cyberlog.
DPS Telecom Inc. Maintenance Agreement dated January 13, 2004 prohibits assignment of Pac-West’s interest without written consent of DPS (1.E).
Glenayre Electronics Maintenance Services Agreement dated March 1, 2003 prohibits assignment of Pac-West’s interest without written consent of Glenayre (Section 7.7.1).
Lucent Technologies Inc. General Purchase Agreement dated September 30, 2003 prohibits assignment of Pac-West’s interest without written consent of Lucent (Section 22).
Lucent Tecnologies, Inc. Remote VPN Brick Maintenance agreement dated December 28, 2004 prohibits assignment of Pac West’s interest without written consent of Lucent.
Neustar Professional Services Agreement dated August 26, 2004 prohibits assignment of Pac-West’s interest without written consent of Neustar (14.5).
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Oracle Corporation Services Agreement, Fixed Price Engagement Contract and Fixed Price Engagement Contract and Time and Materials Contract all with Oracle Corporation and all dated May 12, 2000. Pac-West is prohibited from assigning or transferring its interest or rights without the written consent of Oracle.
Quest Communications Corporation IRU Agreement dated June 30, 2000 prohibits assignment of Pac-West’s interest and rights in the agreement without written consent of Quest.
Quest Communications Corporation Collocation License Agreement dated May 17, 2002 prohibits assignment of Pac-West’s interest and rights in the agreement without the written consent of Quest.
SS8 Networks dated July 26, 2004 prohibits assignment of Pac-West’s interest without written consent of SS8 Networks (14.0).
Telecordia Technologies Supplement for Master License Agreement for Common Language Products prohibits assignment of Pac-West’s interest without written consent of Telcordia.
Tekelec Custom Extended Warrant Services dated March 26, 2004 prohibits assignment of Pac-West’s interest without written consent of Tekelec (13.0).
Tekelec Master Procurement Agreement dated March 26, 2004 prohibits assignment of Pac-West’s interest without written consent of Tekelec (Section 15.8).
Tekelec Materials Loan Agreement dated October 5, 2005 prohibits assignment of Pac- West’s interest without written consent of Tekelec (Section 2.1).
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
INVENTORY AND EQUIPMENT (Section 7.10)
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
INVENTORY AND EQUIPMENT
AS OF SEPT. 2005
SCHEDULE 7.10

	SPACE			CONTACT NAME
LOCATION	USAGE	PROPERTY ADDRESS	LESSOR	PHONE NUMBER

OFFICE LEASES:

STOCKTON 33,000 sq. ft.	OFFICE SWITCH	4202 & 4210 CORONADO AVE. STOCKTON, CA 95204	PILOT COMMUNICATIONS P.O. BOX 77766 STOCKTON, CA 95257	KEITH BUSSMAN (209) 477-3161

STOCKTON 2640 sq. ft.	OFFICE	4203 CORONADO UNIT 4 STOCKTON, CA 95204	CORONADO PARTNERS 51 UNIVERSITY AVE. SUITE M LOS GATOS, CA 95030	BOB MORGAN (209) 462-8538

STOCKTON 2640 sq. ft.	WAREHOUSE	4203 CORONADO UNIT 3 STOCKTON, CA 95204	CORONADO PARTNERS 51 UNIVERSITY AVE. SUITE M LOS GATOS, CA 95030	BOB MORGAN (209) 462-8538

STOCKTON 4,132 sq. ft.	D=FACILITIES E=WAREHOUSE	4211 CORONADO UNITS D&E STOCKTON, CA 95204	4211 CORONADO ASSOCIATES 51 UNIVERSITY AVE SUITE M LOS GATOS, CA 95030	BOB MORGAN (209) 462-8538

STOCKTON 12,000 sq. ft.	A&B=OFFICES D=OFFICE E=STORAGE C=STORAGE	4217 CORONADO UNITS A,B,C,D&E STOCKTON, CA 95204	CORONADO PARTNERS 51 UNIVERSITY AVE. SUITE M LOS GATOS, CA 95030	BOB MORGAN (209) 462-8538

BREA 2,238 sq. ft.	OFFICE	500 S. KRAEMER BLVD. #215 BREA, CA 92821	EQUITY OFFICE PROPERTIES TRUST 145 S. STATE COLLEGE BLVD. SUITE G105 BREA, CA 92821	BRAD SIMPKINS (714) 634-4100

STOCKTON 30,046 sq. ft.	OFFICE	1776 W MARCH LN. STOCKTON, CA 95207 #180,210,240,250 140,150,190 SUB-LEASE TO TP	J.J D. STOCKTON ADVENTURE LLC C/0 CB RICHARD ELLIS 555 CAPITOL MALL SUITE 215 SACRAMENTO, CA 95814	LIZA MORRIS (916) 446-8259

STOCKTON 7,246 sq. ft.	OFFICE	1776 W. MARCH LN. STOCKTON, CA 95207 #300,370	J.J.D. STOCKTON ADVENTURE LLC C/O CB RICHARD ELLIS 555 CAPITOL MALL SUITE 215 SACRAMENTO, CA 95814	LIZA MORRIS (916) 446-8259

SAN FRANCISCO 1,449 sq. ft.	100% SPACE SUB-LEASE	90 NEW MONTGOMERY ST. SUITE 420 SAN FRANCISCO, CA 94105	THE CANADA LIFE INSURANCE, 90 NEW MONTGOMERY ST. SUITE 201 SAN FRANCISCO, CA 94105	DAVID Q. DUBLE (415) 773-3568

NAPA 1,800 sq. ft.	OFFICE	NAPA VALLEY GATEWAY #8 SUITE 206 NAPA, CA 94458	NAPA VALLEY GATEWAY BUS. 499 DELVLIN ROAD NAPA, CA 94558	VINCENT BUTLER (707) 252-8533
NETWORK FACILITY LEASES:

SACRAMENTO 218 sq. ft.	EQUIPMENT	770 L STREET SUITE #170 SACRAMENTO, CA 95814	770 L STREET INVESTMENT GROUP, INC. C/O JONES LANG LA SALLE AMERICAS III, SACRAMENTO, CA 95814	SHARON CAWEY (916) 492-7120

SAN JOSE 200 sq. ft.	EQUIPMENT	SUITE 450 SAN JOSE, CA 95113 ROOF LEASE	MACANAN INVESTMENTS 333 W. SANTA CLARA SUITE 280 SAN JOSE, CA 95113	DONALD MACANAN (408) 280-6300
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
INVENTORY AND EQUIPMENT
AS OF SEPT. 2005
SCHEDULE 7.10

	SPACE			CONTACT NAME
LOCATION	USAGE	PROPERTY ADDRESS	LESSOR	PHONE NUMBER
LOS ANGELES 5,000 sq. ft.	SWITCH	624 S. GRAND SUITE 1210 LOS ANGELES, CA 9001 7 BASE RENT, CPI, RTX, OES GENERATOR MAIN FEE CONDUIT RENT, CPI ADD, CONDUIT ADD, GENERATOR POWER	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-1831

LOS ANGELES 2,140 sq. ft.	SWITCH	624 S. GRAND SUITE 1204 LOS ANGELES, CA 90017 BASE RENT, CPI RTX, OES GENERATOR ROOF RENT & CPI CABINET, CPI CONDUIT	CARLYLE ONE WILSHIRE. LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES 665 sq, ft.	SWITCH	624 S, GRAND SUITE 1214 LOS ANGELES, CA 90017	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES 653 sq. ft.	SWITCH	624 S. GRAND SUITE 1209 LOS ANGELES, CA 90017	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES 6,062 sq. ft.	SWITCH	624 S. GRAND UNIT #1500 LOS ANGELES, CA 90017 BASE RENT, CPI, RTX, OES ROOF CONDUIT RENT, CPI GENERATOR ADD GENERTOR POWER ADD. CONDUIT	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES 3,129 sq. ft.	SWITCH	624 S. GRAND UNIT #1207 LOS ANGELES, CA 90017	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES 1,974 sq. ft.	SWITCH	624 S. GRAND UNIT #1200 LOS ANGELES, CA 90017	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES 2,562 sq. ft.	SWITCH	624 S, GRAND UNIT #1120 LOS ANGELES, CA 90017 BASE RENT GENERATOR CONDUIT COOLING TOWER	CARLYLE ONE WILSHIRE, LP FILE#53077 LOS ANGELES, CA 90074	CHRIS GALANTE (213) 629-4831

LOS ANGELES (Space for a Rack of equipment)	EQUIPMENT	ONE WILSHIRE SUITE 1225 LOS ANGELES, CA 90017	GLOBAL CROSSING TELECOMM, INC. C/O REAL ESTATE LEASE ADM. 1080 PITTSFORD-VICTOR RD. #100 PITTSFORD,NY 14534-3805	BARBRA VASSALLO (585) 255-1274

LAS VEGAS 12,065 sq. ft.	SWITCH	302/304 E. CARSON LAS VEGAS, NV 89101	CARSON STREET INVEST. C/O BURNHAM REAL ESTATE 300 S. 4TH ST. SUITE 504 LAS VEGAS, NV 89109	SUNSHINE (702) 384-4488
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

2 of 3

Confidential Treatment Requested by Pac-West Telecomm, Inc.
INVENTORY AND EQUIPMENT
AS OF SEPT. 2005
SCHEDULE 7.10

LOCATION	SPACE USAGE	PROPERTY ADDRESS	LESSOR	CONTACT NAME PHONE NUMBER
OAKLAND 9,971 sq, ft,	SWITCH	1624 FRANLKIN ST SUITES 40,100,201, 203 210, 214, 222, & MEZZANINE Roof Oakland, CA 94612	BALCO PROPERTIES 925 YGNACIO VALLEY RD WALNUT CREEK, CA 94596	LUCAS HELLER (510) 763-2911

OAKLAND 5,267 sq. ft.	SWITCH	1624 FRANKLIN ST. SUITES 5,30, & FRONT MEZZANINE Oakland, CA 94612	BALCO PROPERTIES 925 YGNACIO VALLEY RD, WALNUT CREEK, CA 94596	LUCAS HELLER (510) 763-2911

OAKLAND (cabinet with equipment)	EQUIPMENT	1624 FRANKLIN ST. SUITE 20 Oakland, CA 94612	BALCO PROPERTIES 925 YGNACIO VALLEY RD, WALNUT CREEK, CA 94596	LUCAS HELLER (510) 763-2911

PHOENIX 12,321 sq. ft.	SWITCH	3110 NORTH CENTRAL #75 PHOENIX, AZ 65012	MALL SPE, LLC 3121 N. 3RD AVE. SUITE 200 PHOENIX, AZ 85013	JOEL ST. GERMAIN (602) 264-5575

THORNTON 26,504 sq. ft.	VACANT	500 E, 84TH AVE, #100 THORNTON, CO 80229	ARI-NORTH VALLEY TECH CENTER, LLC P.O. BOX 738 SAN FRANCISO, CA 94120-7383	JACQUELYN CURTIS (303) 288-2580

TUKWILA 16,851 sq. ft.	SWITCH	12201 TUKWILA INT’L BLVD. TUKWILA, WA 98168-5121	INTERNATIONAL GATEWAY WEST LLC C/O SABEY CORP. P.O. BOX 34108 SEATTLE, WA 98124	DEBBIE SABEY (206) 277-5228

BASE RENT BLDG. COSTS TTS (84 MONTHS)

SALINAS COLLOCATION	EQUIPMENT	915 C&D HARKINS ROAD SALINAS, CA 93901-4565	QWEST COMMUNICATIONS CORP. 555 17TH STREET, 7TH FLOOR DENVER, CO 80202	VP, TRANSPORT ENGINEERING

SAN LUIS OBISPO COLLOCATION	EQUIPMENT	2466 Victoria Ave SAN LUIS OBISPO, CA 93401	QWEST COMMUNICATIONS CORP. 555 17TH STREET, 7TH FLOOR DENVER, CO 80202	VP, TRANSPORT ENGINEERING

SANTA BARBARA COLLOCATION	EQUIPMENT	27E COTA STREET SANTA BARBARA, CA 93101	QWEST COMMUNICATIONS CORP. 555 17TH STREET, 7TH FLOOR DENVER, CO 80202	VP, TRANSPORT ENGINEERING

NEW YORK COLLOCATION	SWITCH	16TH FLOOR, 60 HUDSON NEW YORK, NY 10013
Sub-Lease Properties:

		PROPERTY LOCATION	LANDORD	SUB-LESSEE
STOCKTON	TOWER	4210 CORONADO	PILOT COMMUNICATIONS	PILOT COMMUNICATIONS
SAN FRANCISCO	OFFICE	90 NEW MONTGOMERY ST	THE CANADA LIFE INSURANCE,	MUSEUM OF THE AFRICAN
STOCKTON	OFFICE	1 776 W. MARCH LN #300	J.J.D STOCKTON ADVENTURE LLC	WELLS FARGO HOME MORTGAGE
NAPA	OFFICE	CAM PUS #8, SUITE 206	NAPA VALLEY GATEWAY BUS.	TELEPACIFIC
STOCKTON	OFFICE	1776 W. MARCH LN. 140,150.190	J.J.D STOCKTON ADVENTURE LLC	TELEPACIFIC
STOCKTON	OFFICE	4211 CORONADO, D & E	4211 CORONADO ASSOCIATES	TELEPACIFIC
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

3 of 3

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Corporation Resolutions and Incumbency Certification
Authority to Procure Loans

[hardcopy to be inserted for each Borrower]
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
ATTN:
PAC-WEST TELECOMM, INC.
PAC-WEST TELECOM OF VIRGINIA, INC.
PWT SERVICES, INC.
PWT OF NEW YORK, INC.
USA PATRIOT ACT
NOTICE
OF
CUSTOMER IDENTIFICATION
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
     To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.
     WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
COMERICA BANK
Member FDIC
ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Revolver)

Name(s): PAC-WEST TELECOMM, INC. for itself and on behalf of all Borrowers	Date: November 9, 2005
     $5,000,000                     credited to deposit account No. 1892-989573 when Advances are requested by Parent
Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses (estimate)

$	to

$	to

$5,000,000	TOTAL (AMOUNT FINANCED)
Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ Ravi Brar

Signature	Signature
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
COMERICA BANK
Member FDIC
ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Term Loan)

Name(s): PAC-WEST TELECOMM, INC. for itself and on behalf of all Borrowers	Date: November 9, 2005
     $15,000,000                    credited to deposit account No. 1892-989573 when Advances are requested by Parent
Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for equipment appraisal (estimate)

$	to

$	to

$15,000,000	TOTAL (AMOUNT FINANCED)
Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ Ravi Brar

Signature	Signature
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK		Date: November 9, 2005
Attn: Deni M. Snider, MC 4770
75 E. Trimble Road
	San Jose, CA 95131	Borrower:	PAC-WEST TELECOMM, INC.,
for itself and on behalf of all Borrowers
     In consideration of a loan in the amount of $20,000,000, secured by all tangible and intangible personal property including inventory and equipment.
     I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.
     I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.
     I/We understand that the policy must contain:
     1. Fire and extended coverage in an amount sufficient to cover:
The amount of the loan, OR
All existing encumbrances, whichever is greater,
     But not in excess of the replacement value of the improvements on the real property.
     2. Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.
INSURANCE INFORMATION

Insurance Co./Agent:	Lockton Insurance Brokers Attention: Tad Brockie	Telephone No.: (415) 568-4101

Agent’s Address:	Two Embarcadero Center Suite 1700 San Francisco, California 94111

Signature of Obligor: /s/ Ravi Brar

Signature of Obligor:

                                        FOR BANK USE ONLY
INSURANCE VERIFICATION: Date:
Person Spoken to:
Policy Number:
Effective From:                     To:
Verified by:
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

COMERICA BANK
Member FDIC	AUTOMATIC DEBIT AUTHORIZATION
To: Comerica Bank
Re: Loan #
You are hereby authorized and instructed to charge account No. 1892-989573 in the name of PAC-WEST TELECOMM, INC. (or any of the Borrowers)

for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
This Authorization is to remain in full force and effect until revoked in writing.

Signature of PAC-WEST TELECOMM, INC.,
for itself and on behalf of all Borrowers	Date

November 9, 2005
/s/ Ravi Brar
November 9, 2005
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

COMERICA BANK
Member FDIC	AUTOMATIC DEBIT AUTHORIZATION
To: Comerica Bank
Re: Loan #
You are hereby authorized and instructed to charge account No. 1892-989573 in the name of PAC-WEST TELECOMM, INC. (or any of the Borrowers)

for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
This Authorization is to remain in full force and effect until revoked in writing.

Signature of PAC-WEST TELECOMM, INC., for itself and on behalf of all Borrowers	Date

November 9, 2005
/s/ Ravi Brar
November 9, 2005
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
COMERICA BANK
COMERICA BANK
CLIENT AUTHORIZATION

Fax (650) 213-1710

General Authorization
I hereby authorize Comerica Bank to use my company name, logo, and information relating to our banking relationship in its marketing and advertising campaigns which is intended for Comerica Bank’s customers, prospects and shareholders.
Comerica Bank will forward any advertising or article including client for prior review and approval.

/s/ Ravi Brar
Signature

Ravi Brar Chief Financial Officer
Printed Name Title

PAC-WEST TELECOMM, INC.
Company

1776 W. March Lane, Suite 250
Mailing Address

Stockton, California 95207
City, State, Zip Code

(209) 926-3250
Phone Number

(209) 926-4444
Fax Number

rbrar@pacwest.com
E-Mail

November 9, 2005
Date
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PAC-WEST TELECOMM, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
          (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
          (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
          (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
          (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
          (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PAC-WEST TELECOM OF VIRGINIA, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
          (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
          (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
          (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
          (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
          (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PWT SERVICES, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
          (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
          (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
          (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
          (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
          (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.

DEBTOR	PWT OF NEW YORK, INC.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
          (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
          (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
          (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
          (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
          (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Eurodollar Addendum
to Loan and Security Agreement
     This Eurodollar Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of this day of November 9, 2005, by and between Comerica Bank (“Bank”) and PAC-WEST TELECOMM, INC., PAC-WEST TELECOM OF VIRGINIA, INC., PWT SERVICES, INC., and PWT OF NEW YORK, INC. (collectively, “Borrower”). This addendum supplements the terms of the Loan and Security Agreement (the “Loan Agreement”) of even date herewith.
1. Definitions.
     a. Business Day. As used herein, “Business Day” means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.
     b. Eurodollar. As used herein, “Eurodollar” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

Base Eurodollar

Eurodollar =	100%- Eurodollar Reserve Percentage
          (1) “Base Eurodollar” means the rate per annum determined by the Bank at which deposits for the relevant Eurodollar Period would be offered to the Bank in the approximate amount of the relevant Eurodollar Option Extension in the interbank Eurodollar market selected by the Bank, upon request of the Bank at 10:00 a.m., California time, on the day that is the first day of such Eurodollar Period.
          (2) “Eurodollar Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserved System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Eurodollar Period.
     c. Eurodollar Business Day. As used herein, “Eurodollar Business Day” means a Business Day on which dealings in Dollar deposits may be carried out in the interbank Eurodollar market.
     d. Eurodollar Option Advance. As used herein, “Eurodollar Option Advance” means an Advance under the Revolving Line bearing interest at the Eurodollar rate for the applicable Eurodollar Period.
     e. Eurodollar Option Extensions. As used herein, “Eurodollar Option Extensions” means either or both of the “Eurodollar Option Advance” or the “Eurodollar Option Term Loan,” as the context suggests.
     f. Eurodollar Option Term Loan. As used herein, “Eurodollar Option Term Loan” means a Term Loan under (and as defined in) the Loan Agreement bearing interest at the Eurodollar rate for the applicable Eurodollar Period.
     g. Eurodollar Period. As used herein, “Eurodollar Period” means,
          (1) with respect to a Eurodollar Option Advance:
               a. initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a Eurodollar Option Advance, and continuing for, in every case, a period of ninety (90) to one hundred eighty (180) days thereafter so long as the Eurodollar Option is quoted for such period in the applicable interbank Eurodollar market, as such period is selected by Borrower in the notice of Advance as provided in the Loan Agreement or in the notice of conversion as provided in this Addendum; and
               b. thereafter, each period commencing on the last day of the next preceding Eurodollar Period applicable to such Eurodollar Option Extension and continuing for, in every case, a period of
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
ninety (90) to one hundred eighty (180) days thereafter so long as the Eurodollar Option is quoted for such period in the applicable interbank Eurodollar market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum; and
          (2) with respect to a Eurodollar Option Term Loan:
               initially, the period commencing on, as the case may be, the date the Term Loan is made or the date on which the Term Loan is converted to a Eurodollar Option Extension, and continuing for, in every case, a period of twenty-four (24) to thirty-six (36) months thereafter so long as the Eurodollar Option is quoted for such period in the applicable interbank Eurodollar market, as such period is selected by Borrower in the notice of Advance as provided in the Loan Agreement or in the notice of conversion as provided in this Addendum.
     h. Interest Period. As used herein, “Interest Period” means a Eurodollar Period, as the context may imply, provided that all Eurodollar Periods are subject to the following:
          (1) if any Eurodollar Period would otherwise end on a day that is not a Eurodollar Business Day, that Eurodollar Period shall be extended to the next succeeding Eurodollar Business Day;
          (2) there shall be no more than three (3) Interest Periods outstanding any one time; and
          (3) no Interest Period shall extend beyond the maturity date of the Loan Agreement.
     i. Loan Agreement. As used herein, “Loan Agreement” means the Loan and Security Agreement of even date herewith.
     j. Prime Rate. As used herein, “Prime Rate” has the meaning given in the Loan Agreement.
     k. Prime Rate Option Advance. As used herein, “Prime Rate Option Advances” means Advances under (and as defined in) the Loan Agreement bearing interest at the Prime Rate.
     l. Prime Rate Option Extensions. As used herein, “Prime Rate Option Extensions” means either or both of the “Prime Rate Option Advance” or the “Prime Rate Option Term Loan,” as the context suggests.
     m. Prime Rate Option Term Loan. As used herein, “Prime Rate Option Term Loan” means a Term Loan under (and as defined in) the Loan Agreement bearing interest at the Prime Rate.
     n. Regulation D. As used herein, “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.
     o. Regulatory Development. As used herein, “Regulatory Development” means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.
2. Selection of Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Credit Extensions under the Loan Agreement:
     a. With respect to Eurodollar Option Advances, a rate equal to two and three quarters percent (2.75%) above Eurodollar, as in effect during the relevant Eurodollar Period;
     b. With respect to Eurodollar Option Term Loans, a rate equal to three and one quarter percent (3.25%) above Eurodollar, as in effect during the relevant Eurodollar Period; and
     c. With respect to Prime Rate Option Advances, a rate equal to the Prime Rate; and
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
          d. With respect to Prime Rate Option Term Loans, a rate equal to one half of one percent (0.50%) above the Prime Rate.
3. Eurodollar Option Extensions. The minimum Eurodollar Option Extension(s) will be not less than One Million Dollars ($1,000,000) for any Eurodollar Option Extension.
4. Payment of Eurodollar Option Extensions. Interest on each Eurodollar Option Extension shall be payable pursuant to the terms of the Loan Agreement. Interest on each Eurodollar Option Extension shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the Eurodollar Period applicable thereto but not including the last day thereof.
5. Bank’s Records Re: Eurodollar Option Extensions. With respect to each Eurodollar Option Extension, Bank is hereby authorized to note the date, principal amount, interest rate and Eurodollar Interest Period applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to the Loan Agreement, which notations shall be prima facie evidence of the accuracy of the information Loan Agreement.
6. Conversion of Interest Rate Options. Borrower may elect from time to time to convert outstanding Credit Extensions under the Loan Agreement from Credit Extensions bearing interest at a rate determined by reference to one basis to Credit Extensions bearing interest at a rate determined by reference to an alternative basis by giving the Bank (i) on any Eurodollar Business Day, irrevocable notice of an election to convert Prime Rate Option Extensions to Eurodollar Option Extensions, and (ii) at least two (2) Eurodollar Business Days’ prior irrevocable notice of an election to convert Eurodollar Option Extensions to Prime Rate Option Advances; provided that any conversion of Eurodollar Option Extensions shall only be made on the last day of the Interest Period applicable thereto, and provided further that no Prime Rate Option Extension may be converted to a Eurodollar Option Extension so long as a default is continuing under the Loan Agreement. Borrower may elect from time to time to continue its outstanding Eurodollar Option Extensions upon the expiration of the Interest Period applicable thereto if Borrower gives to the Bank irrevocable notice of continuation of such Eurodollar Option, on a Eurodollar Business Day or at least two (2) Eurodollar Business Days’ prior to the expiration thereof, and so long as no default under the Loan Agreement is then continuing. Each notice of an election to convert or continue a Credit Extension shall specify (a) the proposed conversion/continuation date; (b) the amount of the Credit Extension to be converted/continued; (c) the nature of the proposed conversion/continuation; and (d) in the case of a conversion to, or a continuation of a Eurodollar Option Extension, the requested Interest Period, and shall certify that no default is continuing under the Loan Agreement. On the date on which such conversion or continuation is effective, the Bank shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Bank with respect to outstanding Eurodollar Option Extensions, upon expiration of the Interest Period applicable thereto, such Credit Extensions shall convert to Prime Rate Option Extensions. Any notice of conversion or continuation may be given by telephone so long as (I) with respect to each Eurodollar Option selected by Borrower, Bank receives written confirmation from Borrower not later than two (2) Eurodollar Business Days after such telephone notice is given, and (II) with respect to each Eurodollar Option selected by Borrower, Bank receives written confirmation from Borrower not later than the Eurodollar Business Day that such telephone notice is given, and (III) with respect to each Eurodollar Option selected by Borrower, Bank receives written confirmation thereof not later than 10:00 a.m., California time, on the first day of the Interest Period selected by Borrower.
7. Default Interest. From and after the maturity date of the Loan Agreement, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Loan Agreement shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to five percent (5.00%) above the rate of interest from time to time applicable to the Loan Agreement.
8. Prepayment. In the event that the Eurodollar Option is the applicable interest rate for all or any part of the outstanding principal balance of the Loan Agreement, and any payment or prepayment of any such outstanding principal balance of the Loan Agreement shall occur on any day other than the last day of the applicable Eurodollar Option (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower elects the Eurodollar Option as the applicable interest rate for all or any part of the outstanding principal balance of the Loan Agreement in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
commencement of the applicable Eurodollar Option, Borrower revokes such election for any reason whatsoever, or if the applicable interest rate in respect of any outstanding principal balance of the Loan Agreement hereunder shall be changed, for any reason whatsoever, from the Eurodollar Option to the Prime Rate Option prior to the last day of the applicable Eurodollar Option, or if Borrower shall fail to make any payment of principal or interest hereunder at any time that the Eurodollar Option is the applicable interest rate hereunder in respect of such outstanding principal balance of the Loan Agreement, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Eurodollar Option, at the applicable rate of interest for such outstanding principal balance of the Loan Agreement, as provided under this Loan Agreement, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant outstanding principal balance of the Loan Agreement hereunder through the purchase of an underlying deposit in an amount equal to the amount of such outstanding principal balance of the Loan Agreement and having a maturity comparable to the relevant Eurodollar Option; provided, however, that Bank may fund the outstanding principal balance of the Loan Agreement hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Any outstanding principal balance of the Loan Agreement which is bearing interest at such time at the Prime Rate Option may be prepaid without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.
BY INITIALING BELOW, EACH BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY EURODOLLAR OPTION EXTENSION, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN (“PREPAYMENT AMOUNT”), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY EURODOLLAR OPTION EXTENSION AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE LOAN AGREEMENT, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH EURODOLLAR OPTION EXTENSION PURSUANT TO THE LOAN AGREEMENT IN RELIANCE ON THESE AGREEMENTS.
/s/ Ravi Brar
BORROWER’S INITIALS (PAC-WEST TELECOMM, INC.)
/s/ Ravi Brar
BORROWER’S INITIALS (PAC-WEST TELECOM OF VIRGINIA, INC.)
/s/ Ravi Brar
BORROWER’S INITIALS (PWT SERVICES, INC.)
/s/ Ravi Brar
BORROWER’S INITIALS (PWT OF NEW YORK, INC.)
9. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a Eurodollar Option Extension prior to the last day of the Interest Period applicable to such Credit
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
Extension for any reason, including termination of the Loan Agreement, whether pursuant to this Addendum or the occurrence of an Event of Default for any reason; (ii) any termination of a Interest Period in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a Eurodollar Option Extension, except illegality or impracticality as set forth in Section 11, below.
10. Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtained in order to fund the loans to Borrower on the basis of the and Eurodollar Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Loan Agreement.
11. Regulatory Developments or Other Circumstances Relating to Illegality or Impracticality of Eurodollar. If any Regulatory Development or other circumstances relating to the interbank Eurodollar markets shall, at any time, in Bank’s reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any Interest Period, to determine or charge interest rates based upon the Eurodollar, Bank shall give notice of such circumstances to Borrower and:
     a. In the case of an Interest Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of such Interest Period; and
     b. No Interest Period may be designated thereafter until Bank determines that such would be practical.
12. Additional Costs. Borrower shall pay to Bank from time to time, upon Bank’s request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank’s having made or maintained a Eurodollar Option Extension or to Bank’s obligation to make a Eurodollar Option Extension, or any reduction in any amount receivable by Bank hereunder with respect to any Eurodollar Option or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to any Eurodollar Option Extension (other than taxes imposed on the overall net income of Bank for any Eurodollar Option Extension by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the Eurodollar Option Extension); (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank including Eurodollar Option Extension or any deposits referred to in the definition of Eurodollar); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
13. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Loan Agreement remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PAC-WEST TELECOMM, INC.

By:	/s/ Ravi Brar

Title:	Chief Financial Officer

PAC-WEST TELECOM OF VIRGINIA, INC.

By:	/s/ Ravi Brar

Title:	C.E.O. & President

PWT SERVICES, INC.

By:	/s/ Ravi Brar

Title:	C.E.O. & President

PWT OF NEW YORK, INC.

By:	/s/ Ravi Brar

Title:	C.E.O. & President

COMERICA BANK

By:	/s/ Rod Werner

Title:	S.V.P.

[Signature Page to Eurodollar Addendum to Loan and Security Agreement]
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].

Confidential Treatment Requested by Pac-West Telecomm, Inc.
EURODOLLAR/PRIME RATE ADVANCE REQUEST FORM
     The undersigned hereby certifies as follows:
     I,                                         , am the duly elected and acting                                          of PAC-WEST TELECOMM, INC.
     This Eurodollar/Prime Rate Advance Request Form is delivered on behalf of PAC-WEST TELECOMM, INC., PAC-WEST TELECOM OF VIRGINIA, INC., PWT SERVICES, INC., and PWT OF NEW YORK, INC. (collectively, “Borrower”) to Comerica Bank, pursuant to that certain Loan and Security Agreement among Borrower and Comerica Bank, dated as of November 9, 2005 (the “Agreement”). The terms used herein which are defined in the Agreement have the same meaning herein as ascribed to them therein.
     Borrower hereby requests on                                         , 20     , an Credit Extension/conversion from one rate to another, as follows:
     (a) The date on which the Credit Extension is to be made/converted is                                         , 20     .
     (b) The amount of the Credit Extension /conversion is to be                                          ($                                        ), in the form of a [circle one:] Prime Rate Advance/Prime Rate Term Loan of $                                        ; and/or a [circle one:] Eurodollar Rate Advance/Eurodollar Term Loan of $                                         for a Eurodollar Interest Period of                      days.
     All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
     IN WITNESS WHEREOF, this Eurodollar/Prime Rate Advance Request Form is executed by the undersigned as of this                      day of                                         , 20     .

PAC-WEST TELECOMM, INC.
for itself and on behalf of all Borrowers

By:

Title:

Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**].